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                                                               EXHIBIT 23.2



                          CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 (No. 33-55177) of Oakwood Homes Corporation of our report dated November 1, 1994, except as to Note 4, which is as of November 16, 1994 appearing on page 42 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of this Form 10-K. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Information" in such Proxy State-ment/Prospectus. However, it should be noted that Price Water-house LLP has not prepared or certified such "Selected Consoli-dated Financial Information".




          PRICE WATERHOUSE LLP

          Winston-Salem, North Carolina
          December 23, 1994